Exhibit 5.1


                         [Hunton & Williams Letterhead]
                                November 14, 1997




Crestar Bank, as Depositor to
Crestar Student Loan Trust 1997-1
919 East Main Street
Richmond, Virginia  23219

Ladies and Gentlemen:

         We have acted as counsel to Crestar Bank, a Virginia banking corporation (the "Company"), in connection with the Company's registration, on behalf of Crestar Student Loan Trust (the "Trust"), of Student Loan Asset Backed Notes (the "Notes") on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In this capacity, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, the records of corporate proceedings of the Company, the Trust Agreement of the Trust, the form of indenture and indenture supplement between the Trust and Bankers Trust Company, as Trustee (collectively, the "Indenture"), and such other materials as we have deemed necessary to the issuance of this opinion.

         On the basis of the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

         2. Upon filing by the Trust of a certificate of trust with the Delaware Secretary of State, the Trust will be duly organized as a Delaware Business Trust.

         3. When the Indenture has been duly authorized, executed and delivered by the Trust, it will constitute a valid, legal and binding agreement of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.



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Crestar Bank
November 14, 1997
Page 2



         4. When the Notes have been duly authorized for sale by all necessary action, and when the Notes have been duly issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Notes will be legally and validly issued and the holders of the Notes will be entitled to the benefits provided by the Indenture.

         We hereby consent to the references to our name in the Prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                              Very truly yours,
                                              /s/ Hunton & Williams